Exhibit 10.35
June 5, 2008
Altis Partners (Jersey) Limited
Charles House, 2nd Floor
Charles Street
St Helier, Jersey
Channel Islands JE 2 4SF
Attention: Mr. Stephen Hedgecock
     Re: Management Agreement Renewals
Dear Mr. Hedgecock:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2009 and all other provisions of the Management Agreements will remain unchanged.
•	CTA Capital LLC

•	Salomon Smith Barney Global Diversified Futures Fund L.P.

•	Citigroup Emerging CTA Portfolio L.P.

•	CMF Altis Partners Master Fund L.P.

•	CMF Institutional Futures Portfolio L.P.

•	Citigroup Global Futures Fund Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro Jennifer Magro
Chief Financial Officer & Director

By:	/s/ Reeve Gray
Print Name: Reeve Gray

JM/sr